SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                  INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION

              PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

 Filed by the Registrant  [ ]
 Filed by a Party other than the Registrant  [X]

 Check the appropriate box:
 [ ]  Preliminary Proxy Statement
 [ ]  Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
 [ ]  Definitive Proxy Statement
 [X]  Definitive Additional Materials
 [X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      SHOREWOOD PACKAGING CORPORATION
              (Name of Registrant as Specified in Its Charter)

                      -------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


 Payment of Filing Fee (Check the appropriate box):
 [X]  No fee required.
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transactions:
      (5)  Total fee paid:
 [ ]  Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:







  [LETTER DISTRIBUTED TO THE EMPLOYEES OF SHOREWOOD PACKAGING CORPORATION]

                                 Important


 December 16, 1999

           Re:  Shorewood Board Unanimously Rejects Chesapeake Offer

 To All Employees:

 As you probably know, Chesapeake Corporation has made an unsolicited offer to buy Shorewood. As part of our Board of Directors' responsibility to act in the best interests of the Company and its stockholders, the Board thoroughly considered the Chesapeake proposal. After a full evaluation, our Board today announced that it has unanimously recommended that Shorewood shareholders reject Chesapeake's offer. The Board's decision was based on the grounds that the Chesapeake offer is inadequate and not in the best interests of the Company.

 Shorewood has a variety of strategic alternatives available to it. As part of its review, the Board has authorized management to explore several of those opportunities, which we are now doing. This process in no way means that Shorewood is for sale and we do not expect that this will affect the Company's day-to-day operations. The Company has never been stronger and
 our outlook is very positive   thanks in large part to all of your hard
 work.

 Shorewood management remains committed to fulfilling our strategic vision for the Company. In the past year, we've successfully integrated Queens Group and opened our 125,000 square foot plant in China. We're very excited about these and other Shorewood initiatives that will position the Company for future growth and benefit our employees and customers.

 We expect this process to continue for the next several months, and you will likely read or hear things from Chesapeake that may not accurately reflect what's happening. We plan to keep you posted about significant developments and urge you to stay focused on your job and continuing to execute our business strategy. We want to thank you in advance for your continued support and hard work.

 On behalf of all of us here at Shorewood, we'd also like to take this opportunity to wish you a safe and happy holiday season.

 Marc P. Shore
 Chairman